Exhibit 99.1

NGP Capital Resources Company Announces
2006 Financial Results

HOUSTON, March 9, 2007 (PRIME NEWSWIRE) - NGP Capital Resources Company (NASDAQ: NGPC) today announced its financial results for the fourth quarter and full year of 2006.

Highlights for the year ended 2006:

Stockholders' Equity: $243.3 million
Net Asset Value per share: $13.96

Operating Results:
Net increase in stockholders' equity (net assets) from operations: $15.0 million
Net investment income: $16.55 million
Net realized capital loss: $0.25 million
Net unrealized depreciation: $1.3 million
Dividends per share: $0.92

Portfolio Investment Activity:
New portfolio investments made during period: $121.8 million
Total invested in portfolio companies at December 31, 2006: $172 million
Number of portfolio companies at December 31, 2006: 14

Portfolio and Investment Activity

Since commencement of our investment operations in November 2004 through December 31, 2006, we have invested $266.9 million in seventeen portfolio companies, and received principal repayments of $95.1 million. At December 31, 2006, our targeted investment portfolio consisted of fourteen portfolio companies totaling $172 million. The total portfolio was invested as follows: 37.7% in senior secured term loans, 10.8% in senior subordinated secured notes, 0.6% in participating convertible preferred stock, 4.4% in corporate notes, 1.2% in LLC units, 41.7% in U.S. Treasury Bills and 3.6% in cash and cash equivalents.

The weighted average yield on targeted portfolio investments was 12.0% at December 31, 2006. The weighted average yield on investments in corporate notes was 5.5% and on investments in U.S. Treasury Bills and cash and cash equivalents was 4.6% as of December 31, 2006. The weighted average yield on our total capital invested at December 31, 2006 was 8.3%.

Operating Results - Year ended December 31, 2006

Investment income totaled $27.5 million for the year ended December 31, 2006, with $20.5 million attributable to our targeted portfolio investments and $7.0 million attributable to investments in corporate notes, cash and cash equivalents and fee income. Operating expenses for the year were $11.0 million and included $4.7 million of management and incentive fees, $2.6 million in interest and credit facility fees and $3.7 million of general and administrative expenses. The resulting net investment income was $16.55 million. In 2006, our portfolio experienced net unrealized depreciation of $1.3 million, consisting of net appreciation from investments in portfolio companies of $0.1 million and net depreciation from investments in corporate notes of $1.4 million. We also realized net capital losses of $0.25 million on the sale of $4.0 million in corporate notes. Overall, we had a net increase in stockholders' equity (net assets) resulting from operations of $15.0 million, or $0.86 per share. After giving effect to the $0.92 per common share dividends declared during the year, stockholders’ equity (net assets) per share as of December 31, 2006 was $13.96.

Operating Results - Three months ended December 31, 2006

Investment income totaled $8.9 million for the three months ended December 31, 2006, with $6.9 million attributable to our targeted portfolio investments and $2.0 million attributable to investments in corporate notes, cash and cash equivalents and fee income. Operating expenses for the period were $4.0 million and included $1.4 million of management and incentive fees, $1.5 million in interest and credit facility fees and $1.1 million of general and administrative expenses. The resulting net investment income for the fourth quarter of 2006 was $4.9 million. For the three months ending December 31, 2006, our portfolio experienced net unrealized appreciation of $0.43 million and we realized net capital losses of $0.07 million on the sale of corporate notes. Overall, we had a net increase in stockholders' equity (net assets) resulting from operations of $5.26 million, or $0.30 per share for the three months ended December 31, 2006 and declared dividends during the period of $0.33 per share, resulting in stockholders’ equity (net assets) per share of $13.96 as of December 31, 2006.

Subsequent Events

In January 2007, we closed a $36.5 million Senior Secured Credit Facility with Alden Resources, LLC, a private Louisville, Kentucky based specialty coal company. The initial funding under the facility totaled approximately $28.5 million. Also, since the beginning of the 2007 fiscal year, existing portfolio companies have drawn approximately $9.4 million under their respective facilities.

Conference Call at 11:00 a.m. Eastern Time on March 9, 2007

NGPC invites all interested persons to participate in its conference call on March 9, 2007 at 11:00 am Eastern Time. The dial-in number for the call is (877) 704-5379. International callers should dial (913) 312-1293. The pass code for the conference call is 2828242.

The Company will maintain an audio replay of the call from 2:00 pm Eastern Time on March 9, 2007 through midnight March 16, 2007. The replay dial-in number is (888) 203-1112. International callers should dial (719) 457-0820. The replay pass code is 2828242.

NGP CAPITAL RESOURCES COMPANY
CONSOLIDATED BALANCE SHEETS

	December 31, 2006	December 31, 2005
Assets
Investments in portfolio securities at fair value
(cost: $170,863,203 and $91,761,111, respectively)	$172,025,498	$92,847,043
Investments in corporate notes at fair value
(cost: $17,681,646 and $21,727,976, respectively)	15,116,080	20,537,900
Investments in U.S. Treasury Bills, at amortized cost
which approximates fair value	142,669,579	121,518,196
Total investments	329,811,157	234,903,139

Cash and cash equivalents, at cost which
approximates fair value	12,334,329	13,350,588
Accounts receivable	452,916	50,965
Interest receivable	1,400,757	609,545
Prepaid assets	1,598,501	576,029

Total assets	$345,597,660	$249,490,266

Liabilities and stockholders' equity (net assets)
Current Liabilities
Accounts payable	$965,105	$407,580
Management and incentive fees payable	1,374,299	399,173
Dividends payable	—	4,785,028
Total current liabilities	2,339,404	5,591,781

Long-term debt	100,000,000	—

Total liabilities	102,339,404	5,591,781

Commitments and contingencies

Stockholders’ equity (net assets)
Common stock, $.001 par value, 250,000,000 shares authorized; 17,422,268 and
17,400,100 issued and 17,422,268 and 17,400,100 outstanding, respectively	17,422	17,400
Paid-in capital in excess of par	244,660,173	244,309,260
Undistributed net investment income (loss)	(16,068)	(324,031)
Net unrealized appreciation (depreciation) of
portfolio securities and corporate notes	(1,403,271)	(104,144)

Total stockholders’ equity (net assets)	243,258,256	243,898,485

Total liabilities and stockholders' equity (net assets)	$345,597,660	$249,490,266

Net asset value per share	$13.96	$14.02

NGP CAPITAL RESOURCES COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31, 2006	Year ended December 31, 2005	Period August 6, 2004 (commencement of operations) through December 31, 2004
Investment income
Interest income	$26,905,712	$16,960,044	$853,038
Dividend income	123,750	33,250	—
Other income	487,631	313,500	—

Total operating income	27,517,093	17,306,794	853,038

Operating expenses
Management fees	4,737,727	3,699,173	452,676
Organization costs	—	1,111	704,808
Professional fees	713,969	866,880	—
Insurance expense	570,462	570,891	79,278
Interest expense and fees	2,554,546	199,983	—
State franchise taxes	142,517	—	—
General and administrative expenses	2,251,668	1,560,847	206,493

Total operating expenses	10,970,889	6,898,885	1,443,255

Net investment income (loss)	16,546,204	10,407,909	(590,217)

Net realized capital gain (loss) on portfolio securities
and corporate notes	(245,859)	1,338,351	—
Net increase (decrease) in unrealized appreciation
(depreciation) on portfolio securities and corporate notes	(1,299,127)	(394,933)	290,789

Net increase (decrease) in stockholders' equity
(net assets) resulting from operations	$15,001,218	$11,351,327	$(299,428)

Net increase (decrease) in stockholders' equity (net assets)
resulting from operations per common share	$0.86	$0.65	$(0.02)

Per Share Data
	Year ended December 31, 2006	Year ended December 31, 2005	Period August 6, 2004(commencement of operations) through December 31, 2004

Net asset value, beginning of period	$14.02	$14.03	$15.00
Underwriting discounts, commissions related to IPO	—	—	(0.82)

Net realized and unrealized (loss) on portfolio securities	—	—	(0.13)
Net asset value after initial public offering			14.05
Net investment income	0.95	0.60	(0.03)
Net realized and unrealized (loss) on portfolio securities	(0.09)	0.05	0.01
Net increase in stockholders' equity (net assets)
resulting from operations	0.86	0.65	(0.02)

Net asset value before dividends	14.88	14.68	14.03

Dividends declared	(0.92)	(0.66)	—

Net asset value, end of period	$13.96	$14.02	$14.03

NGP CAPITAL RESOURCES COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended December 31, 2006 (unaudited)
Investment income
Interest income	$8,865,203
Dividend income	62,753
Other income	36,370

Total operating income	8,964,326

Operating expenses
Management fees	1,374,300
Organization costs	—
Professional fees	170,009
Insurance expense	137,639
Interest expense and fees	1,558,405
State franchise taxes	142,517
General and administrative expenses	652,639

Total operating expenses	4,035,509

Net investment income (loss)	4,928,817

Net realized capital gain (loss) on portfolio securities
and corporate notes	(71,458)

Net increase (decrease) in unrealized appreciation
(depreciation) on portfolio securities and corporate notes	431,535

Net increase (decrease) in stockholders' equity
(net assets) resulting from operations	$5,288,894

Net increase (decrease) in stockholders' equity (net assets)
resulting from operations per common share	$0.30

Per Share Data
For the Three Months Ended December 31, 2006 (unaudited)

Net asset value, beginning of period	$13.99

Underwriting discounts, commissions related to IPO	—
Net realized and unrealized (loss) on portfolio securities	—
Net asset value after initial public offering
Net investment income	0.28
Net realized and unrealized (loss) on portfolio securities	0.02
Net increase in stockholders' equity (net assets)
resulting from operations	0.30

Net asset value before dividends	14.29

Dividends declared	(0.33)

Net asset value, end of period	$13.96

About NGP Capital Resources Company

NGP Capital Resources Company is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment portfolio is principally invested in energy related private companies. From time to time, the Company may also invest in public companies. The Company invests primarily in senior secured and mezzanine loans in furtherance of its business plan and in some instances receives equity investments in portfolio companies in connection with such investments. NGP Capital Resources Company is managed by NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management. NGP Energy Capital Management, based in Irving, Texas, is a leading investment firm with over $3.6 billion of cumulative capital under management since inception, serving all sectors of the energy industry.

This press release may contain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission.

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the company carefully before investing. Such information and other information about the company is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities. Such materials are filed with the SEC and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing.

INVESTMENT CONTACT: Please send investment proposals to: NGP Capital Resources Company, John Homier (jhomier@ngpcrc.com), Kelly Plato (kplato@ngpcrc.com), Larry Tharp (ltharp@ngpcrc.com) or Dan Schockling (dschockling@ngpcrc.com), 713-752-0062.

INVESTOR RELATIONS CONTACT: Steve Gardner (investor_relations@ngpcrc.com), 713-752-0062.